Exhibit 99.1
                                                                    ------------


Name and Address of Reporting Person:          Leslie H. Wexner
                                               c/o Limited Brands, Inc.
                                               Three Limited Parkway
                                               Columbus, OH  43216

Issuer Name and Ticker or Trading Symbol:      Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):               3/2/2006

                                    Amount of
                                   Securities
                                  Beneficially
                                     Owned                 Ownership
                                    Following                Form:
                                    Reported              Direct (D) or    Nature of Indirect
Title of Security                 Transaction(s)          Indirect (I)     Beneficial Ownership
-----------------                 --------------          ------------     --------------------
Common Stock                      21,181,917               D/I  (2)             (2)

Common Stock                       8,657,998                 I  (3)            Foxcote One

Common Stock                       7,273,812  (6)          D/I  (1)             (1)

Common Stock                       4,892,608                 I  (3)            Wexner Personal Holdings
                                                                               Corporation

Common Stock                       4,571,601                 I  (3)            R.H.R.E.I. Trust

Common Stock                       3,300,568                 I  (3)            Trust 600

Common Stock                       2,885,305                 I  (4)            Foxcote Two

Common Stock                       1,301,870  (5)            I  (3)            Held in Limited Brands, Inc.
                                                                               Savings and Retirement Plan for
                                                                               Leslie H. Wexner's account

Common Stock                               0  (6)            I  (4)            Abigail S. Koppel Grantor Trust

See Notes on next page.

Name and Address of Reporting Person:            Leslie H. Wexner
                                                 c/o Limited Brands, Inc.
                                                 Three Limited Parkway
                                                 Columbus, OH  43216

Issuer Name and Ticker or Trading Symbol:        Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                 3/2/2006


Notes:
------

(1) Owned by Abigail S. Wexner ("Mrs. Wexner") directly. Owned by Leslie H. Wexner ("Mr. Wexner") indirectly, through Mrs. Wexner.

(2) Owned by Mr. Wexner directly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(3) Owned by Mr. Wexner indirectly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(4) Owned by Mrs. Wexner indirectly. Owned by Mr. Wexner indirectly, through Mrs. Wexner.

(5) Based on account balance as of February 28, 2006. The Savings and Retirement Plan is a "qualified plan" within the meaning of Rule 16b-3.

(6)  Reflects the transfer, on February 16, 2006, of 400,000 shares from Abigail
     S. Koppel Grantor Trust to Mrs. Wexner (in a transaction exempt under Rule 16a-13).

Mr. Wexner and Mrs. Wexner disclaim beneficial ownership of all indirectly owned securities reported on this Form in excess of their respective pecuniary interests therein.

                             Joint Filer Information
                             -----------------------

Name of Joint Filer:                                 Abigail S. Wexner

Address of Joint Filer:                              c/o Limited Brands, Inc.
                                                     Three Limited Parkway
                                                     Columbus, OH  43216

Relationship of Joint Filer to Issuer:               Director

Issuer Name and Ticker or Trading Symbol:            Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                     3/2/2006

Designated Filer:                                    Leslie H. Wexner


SIGNATURE:


Abigail S. Wexner
----------------------
Abigail S. Wexner


March 6, 2006
-------------
Date